Leonardo DRS Announces Financial Results for
Second Quarter 2026

•Revenue: $913 million, up 10% year-over-year
•Net Earnings: $86 million, up 59% year-over-year
•Adjusted EBITDA: $128 million, up 33% year-over-year
•Diluted EPS: $0.32, up 60% year-over-year
•Adjusted Diluted EPS: $0.35, up 52% year-over-year
•Bookings: $1.1 billion (book-to-bill ratio of 1.2x)
•Record Funded Backlog: $5.1 billion, up 17% year-over-year
•Increases 2026 guidance for Adjusted EBITDA and Adjusted Diluted EPS
•Announced the $450 million acquisition of Raft, expanding DRS’s multi-domain AI, data fusion and mission software capabilities
•Dividend: Company declares cash dividend of $0.09 per share to be paid on August 27, 2026

ARLINGTON, Va., (BUSINESS WIRE) July 30, 2026 — Leonardo DRS, Inc. (Nasdaq: DRS), a leading provider of advanced defense technologies, today reported financial results for the second quarter 2026, which ended June 30, 2026.

CEO Commentary
“Leonardo DRS delivered an exceptional second quarter. Our results reflect disciplined execution and sustained demand for DRS’s differentiated technologies. We captured over $1 billion in bookings, which increased funded backlog to record levels, drove double-digit organic revenue growth and meaningfully expanded margins and profitability. We are encouraged by our first half performance, which gives us the conviction to support increasing our full year guidance for Adjusted EBITDA and Adjusted Diluted EPS. Building on this momentum, the announced acquisition of Raft accelerates our multi-domain AI, data fusion and mission software position and reflects the disciplined capital deployment that underpins our long-term strategy. We are confident that our continued dedication to solving our customers’ toughest challenges will drive consistent, profitable growth and create meaningful long-term value for our stockholders,” said John Baylouny, President and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Revenues	$913	$829	10%	$1,759	$1,628	8%

Net Earnings	$86	$54	59%	$148	$104	42%
Net Margin	9.4%	6.5%	290 bps	8.4%	6.4%	200 bps

Diluted weighted average number of shares outstanding (WASO)	268.935	269.025		268.661	268.802
Diluted Earnings Per Share (EPS)	$0.32	$0.20	60%	$0.55	$0.39	41%

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$128	$96	33%	$233	$178	31%
Adjusted EBITDA Margin	14.0%	11.6%	240 bps	13.2%	10.9%	230 bps

Adjusted Net Earnings	$94	$62	52%	$163	$116	41%
Adjusted Diluted EPS	$0.35	$0.23	52%	$0.61	$0.43	42%

(1) The company reports its financials in accordance with U.S. generally accepted accounting principles (“GAAP”). Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

The company delivered 10% revenue growth in the second quarter 2026. The year-over-year growth was primarily led by programs related to tactical radars, electric power and propulsion, infrared sensing and force protection.

Disciplined program execution across the portfolio, favorable mix and leverage from increased volume fueled robust Adjusted EBITDA growth and margin expansion. Additionally, strong operational performance, lower net interest expense and a lower tax rate supported year-over-year growth in second quarter net earnings, Adjusted Net Earnings, diluted EPS and Adjusted Diluted EPS.

Cash Flow
Net cash flow provided by operating activities was $35 million for the second quarter. The company’s Free Cash Flow was $6 million in the quarter. Both operating and Free Cash Flow increased year-over-year in the second quarter due to higher profitability and better working capital efficiency. The strong second quarter cash flow performance continues the trend of improved quarterly linearity versus the prior year.

Dividends and Stock Repurchases
During the second quarter, the company paid dividends to stockholders totaling approximately $24 million or $0.09 per share of common stock. Leonardo DRS today announced that its Board of Directors declared a cash dividend of $0.09 per share of common stock payable on August 27, 2026, to stockholders of record on August 13, 2026.

Additionally, the company repurchased 261,526 shares of its common stock for approximately $12 million in the second quarter, pursuant to a previously announced stock repurchase program.

Balance Sheet
At the end of the second quarter, the company held $270 million of cash and had no outstanding borrowings under its credit facility. This balance sheet strength provides the flexibility to fund organic and inorganic growth initiatives to create stockholder value.

Bookings and Funded Backlog

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Bookings	$1,085	$853	$1,970	$1,844
Book-to-Bill	1.2x	1.0x	1.1x	1.1x
Funded Backlog	$5,092	$4,355	$5,092	$4,355

Second quarter new funded bookings totaled $1.1 billion. Customer demand remained resilient, with the strongest contributions from electric power and propulsion, infrared sensing, tactical radars and naval network computing. At quarter end, funded backlog stood at a record $5.1 billion, a 17% increase year-over-year and also up sequentially.

Segment Results
Advanced Sensing and Computing (ASC) Segment

(Dollars in millions)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Revenues	$587	$542	8%	$1,146	$1,053	9%
Operating Earnings	$49	$37	32%	$89	$62	44%
Operating Margin	8.3%	6.8%	150 bps	7.8%	5.9%	190 bps
Bookings	$691	$559		$1,120	$1,228
Book-to-Bill	1.2x	1.0x		1.0x	1.2x

Non-GAAP Financial Measures (1)
Segment Adjusted EBITDA	$69	$58	19%	$131	$100	31%
Segment Adjusted EBITDA Margin	11.8%	10.7%	110 bps	11.4%	9.5%	190 bps

(1) The company reports its financials in accordance with U.S. GAAP. Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

ASC quarterly bookings were supported by healthy demand for infrared sensing, tactical radars and naval network computing. The segment’s revenue growth was primarily attributable to programs related to tactical radars and infrared sensing. Adjusted EBITDA and margin rose versus second quarter 2025 on favorable mix, strong operational execution and leverage from higher volume, despite increased investment in internal research and development.

Integrated Mission Systems (IMS) Segment

(Dollars in millions)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Revenues	$333	$290	15%	$628	$581	8%
Operating Earnings	$53	$33	61%	$90	$67	34%
Operating Margin	15.9%	11.4%	450 bps	14.3%	11.5%	280 bps
Bookings	$394	$294		$850	$616
Book-to-Bill	1.2x	1.0x		1.4x	1.1x

Non-GAAP Financial Measures (1)
Segment Adjusted EBITDA	$59	$38	55%	$102	$78	31%
Segment Adjusted EBITDA Margin	17.7%	13.1%	460 bps	16.2%	13.4%	280 bps

(1) The company reports its financials in accordance with U.S. GAAP. Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

Electric power and propulsion programs drove quarterly bookings in the IMS segment. Broad-based revenue growth reflected momentum across the segment. Adjusted EBITDA and margin expanded significantly over second quarter 2025, reflecting outstanding program execution and operational leverage from higher volume.

2026 Guidance
Leonardo DRS is increasing 2026 guidance for Adjusted EBITDA and Adjusted Diluted EPS based on strong first half performance, as specified in the table below:

Measure	Current 2026 Guidance	Prior 2026 Guidance
Revenue	$3,900 million - $3,975 million	$3,900 million - $3,975 million
Adjusted EBITDA	$525 million - $540 million	$515 million - $530 million
Tax Rate	16.5%	18.5%
Diluted WASO	269.0 million	269.0 million
Adjusted Diluted EPS	$1.34 - $1.39	$1.26 - $1.30

The guidance excludes the pending acquisition of Raft.

The company does not provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted Diluted EPS due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 10:00 a.m. ET on July 30, 2026 to discuss the financial results for its second quarter 2026.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, electric power and propulsion and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected and multi-domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Carrie Robinson
SVP, Corporate Development & Investor Relations	VP, Marketing and Corporate Communications
+1 703 409 2906	+1 321 266 7691
stephen.vather@drs.com	carrie.robinson@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “Leonardo DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, the proposed acquisition of Raft LLC (“Raft”), including the expected timing of completion of the transaction, the satisfaction of closing conditions, the receipt of regulatory approvals, the anticipated benefits of the transaction, the expected impact of the transaction on DRS or Raft LLC’s financial results, including expected accretion and tax benefits, the expected financing of the transaction, plans for the integration of the acquired business, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions, including from government shutdowns, or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays, including from government shutdowns, or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the amended and restated proxy agreement with the U.S. Department of War (“DoW”); the effect of inflation and other cost pressures on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-materials type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if needed, on terms acceptable to us, if at all; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences or set-asides for small or small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, recent U.S. tariffs imposed or threatened to be imposed on other countries and any related retaliatory actions taken by such countries and those that we are exposed to as a result of our international business; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; future changes in the DoW’s and other governments’ budgets; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including with respect to the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; risks related to our proposed acquisition of Raft, including the failure to complete the transaction on the anticipated timeline or at all, the failure to realize the anticipated benefits of the transaction, including expected accretion and tax benefits, integration difficulties, retention of key personnel, transaction and integration costs, and increased indebtedness incurred to fund the transaction; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States; natural disasters, severe weather or other significant disruptions; failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; our compliance with environmental laws and regulations and any environmental liabilities that may affect our reputation or financial position; any conflict of interest that may arise because Leonardo US Holding, LLC, our majority stockholder, or Leonardo S.p.A., our indirect majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website at www.LeonardoDRS.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read the discussion of these factors carefully to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statements of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	913	829	1,759	1,628
Cost of revenues	(676)	(632)	(1,310)	(1,250)
Gross profit	237	197	449	378
General and administrative expenses	(129)	(121)	(259)	(238)
Amortization of acquired intangible assets	(6)	(6)	(11)	(11)
Operating earnings	102	70	179	129
Interest income (expense), net	2	(2)	2	(3)
Other, net	(4)	(1)	(4)	(1)
Earnings before taxes	100	67	177	125
Income tax provision	(14)	(13)	(29)	(21)
Net earnings	$86	$54	$148	$104

Net earnings per share from common stock:
Basic earnings per share	$0.33	$0.20	$0.56	$0.39
Diluted earnings per share	$0.32	$0.20	$0.55	$0.39

Consolidated Balance Sheets (Unaudited)

(Dollars in millions, except per share amounts)	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$270	$647
Accounts receivable, net	319	334
Contract assets	1,002	931
Inventories	383	352
Prepaid expenses	29	26
Other current assets	37	36
Total current assets	2,040	2,326
Noncurrent assets:
Property, plant and equipment, net	526	512
Intangible assets, net	100	112
Goodwill	1,238	1,238
Deferred tax assets	81	88
Other noncurrent assets	212	210
Total noncurrent assets	2,157	2,160
Total assets	$4,197	$4,486
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$10	$26
Accounts payable	182	351
Contract liabilities	598	585
Other current liabilities	275	269
Total current liabilities	1,065	1,231
Noncurrent liabilities:
Long-term debt	139	321
Pension and other postretirement benefit plan liabilities	31	35
Deferred tax liabilities	3	3
Other noncurrent liabilities	156	166
Total noncurrent liabilities	$329	$525
Stockholders' equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	$—	$—
Common stock, $0.01 par value: 350,000,000 shares authorized; 266,832,196 and 265,822,404 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	5,010	5,083
Accumulated deficit	(2,167)	(2,315)
Accumulated other comprehensive loss	(43)	(41)
Total stockholders' equity	2,803	2,730
Total liabilities and stockholders' equity	$4,197	$4,486

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)	Six Months Ended
	June 30,
	2026	2025
Operating activities
Net earnings	$148	$104
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	50	46
Deferred income taxes	—	1
Stock-based compensation expense	11	14
Changes in assets and liabilities:
Accounts receivable	15	(12)
Contract assets	(72)	(144)
Inventories	(31)	(42)
Prepaid expenses	(3)	1
Other current assets	(3)	20
Other noncurrent assets	6	9
Defined benefit obligations	(4)	(5)
Accounts payable	(159)	(156)
Contract liabilities	13	37
Other current liabilities	13	(32)
Other noncurrent liabilities	(15)	(7)
Net cash used in operating activities	(31)	(166)
Investing activities
Capital expenditures	(59)	(60)
Proceeds from sales of assets	1	—
Net cash used in investing activities	(58)	(60)
Financing activities
Net decrease in borrowings (maturities of 90 days or less)	(5)	(3)
Repayments of borrowings	(191)	(6)
Proceeds from stock issuance	5	3
Repurchases of common stock	(16)	(14)
Payments of employee taxes withheld from stock-based awards	(25)	(21)
Dividends paid	(14)	(14)
Dividends paid to related party	(34)	(34)
Other	(8)	(5)
Net cash used in financing activities	(288)	(94)
Effect of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	(377)	(320)
Cash and cash equivalents at beginning of year	647	598
Cash and cash equivalents at end of period	$270	$278

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Segment Adjusted EBITDA,” “Segment Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, net interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, executive transition costs and foreign exchange impacts), then in the case of Adjusted EBITDA Margin dividing Adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net earnings	$86	$54	$148	$104
Income tax provision	14	13	29	21
Interest (income) expense, net	(2)	2	(2)	3
Amortization of intangibles	6	6	11	11
Depreciation	20	17	39	35
Other one-time non-operational events	4	4	8	4
Adjusted EBITDA	$128	$96	$233	$178
Adjusted EBITDA Margin	14.0%	11.6%	13.2%	10.9%

Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin are defined as operating earnings before amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs and other one-time non-operational events, then in the case of Segment Adjusted EBITDA Margin dividing Segment Adjusted EBITDA by revenues.

Advanced Sensing & Computing (ASC) Segment Adjusted EBITDA

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating earnings	$49	$37	$89	$62
Amortization of intangibles	6	6	11	11
Depreciation	14	12	27	24
Other one-time non-operational events	—	3	4	3
Segment Adjusted EBITDA	$69	$58	$131	$100
Segment Adjusted EBITDA Margin	11.8%	10.7%	11.4%	9.5%

Integrated Mission Systems (IMS) Segment Adjusted EBITDA

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating earnings	$53	$33	$90	$67
Depreciation	6	5	12	11
Segment Adjusted EBITDA	$59	$38	$102	$78
Segment Adjusted EBITDA Margin	17.7%	13.1%	16.2%	13.4%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, executive transition costs and foreign exchange impacts) and the related tax impacts, then in the case of Adjusted Diluted EPS dividing Adjusted Net Earnings by the diluted weighted average number of shares outstanding (WASO).

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net earnings	$86	$54	$148	$104
Amortization of intangibles	6	6	11	11
Other one-time non-operational events	4	4	8	4
Tax effect of adjustments (1)	(2)	(2)	(4)	(3)
Adjusted Net Earnings	$94	$62	$163	$116

Per share information
Diluted WASO	268.935	269.025	268.661	268.802

Diluted EPS	$0.32	$0.20	$0.55	$0.39
Adjusted Diluted EPS	$0.35	$0.23	$0.61	$0.43

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction-related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$35	($28)	($31)	($166)
Capital expenditures	(29)	(28)	(59)	(60)
Proceeds from sales of assets	—	—	1	—
Free Cash Flow	$6	($56)	($89)	($226)